UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

NETAPP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to 1999 Stock Option Plan

The Board of Directors (the “Board”) of NetApp, Inc. (the “Company”) previously adopted, subject to stockholder approval, an amendment to the Company’s 1999 Stock Option Plan (the “1999 Plan”) to increase the share reserve by an additional 7,350,000 shares of common stock. The Company’s stockholders approved the amendment described above at the Annual Meeting of Stockholders of the Company held on August 31, 2012 (the “Annual Meeting”). The foregoing is qualified in its entirety by reference to the 1999 Plan, a copy of which was previously filed as Appendix A to the Company’s proxy statement dated July 20, 2012 and is incorporated herein by reference.

Amendment to Employee Stock Purchase Plan

The Board previously adopted, subject to stockholder approval, an amendment to the Company’s Employee Stock Purchase Plan (the “Purchase Plan”) to increase the share reserve by an additional 5,000,000 shares of common stock. The Company’s stockholders approved such amendment at the Annual Meeting. The foregoing is qualified in its entirety by reference to the Purchase Plan, a copy of which was previously filed as Appendix B to the Company’s proxy statement dated July 20, 2012 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Adoption of Majority Voting Standard for Director Elections

On August 31, 2012, following the completion of the Annual Meeting, the Board approved an amendment to Section 3.2 of the Bylaws of the Company to change the voting standard for the election of directors from a plurality to a majority of the votes cast; provided, however, that the standard will be a plurality of the votes cast in cases where (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees set forth in Section 2.11 of the Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the fourteenth day preceding the date the Company files its definitive proxy statement with the Securities and Exchange Commission. In addition, the Board approved an amendment to Section 2.11 of the Bylaws to provide that director nominations submitted by stockholders must be preceded by a notification that includes a written statement of the proposed nominee that such proposed nominee, if elected, intends to tender, promptly following such proposed nominee’s election or reelection, an irrevocable resignation effective upon both (i) such proposed nominee’s failure to receive the required vote for reelection at the next annual meeting at which such proposed nominee would face reelection and (ii) acceptance of such resignation by the Board in accordance with the Company’s Corporate Governance Guidelines (such resignation, an “Advanced Resignation”). A copy of the Amended and Restated Bylaws of the Company is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference.

In connection with the amendments to the Bylaws described above, the Board also amended the Company’s Corporate Governance Guidelines to, among other things, (i) provide that the Board shall nominate for election or reelection as directors only candidates who have tendered Advanced Resignations and (ii) establish procedures under which such Advanced Resignations will be considered and acted upon by the Governance Committee and/or Board if an incumbent director fails to receive the required vote for reelection to the Board.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting (as defined above), the stockholders of the Company elected the following individuals to the Board. Each director will serve for the ensuing year or until his respective successor is duly elected and qualified. No members of the Board had continuing terms without election.

Nominee	Votes For	Votes Withheld	Broker Nonvotes*
Daniel J. Warmenhoven	294,341,791	3,842,302	30,262,586
Nicholas G. Moore	291,717,478	6,466,615	30,262,586
Thomas Georgens	296,475,812	1,708,281	30,262,586
Jeffry R. Allen	296,061,772	2,122,321	30,262,586
Alan L. Earhart	295,203,963	2,980,130	30,262,586
Gerald Held	293,005,023	5,179,070	30,262,586
T. Michael Nevens	293,062,745	5,121,348	30,262,586
George T. Shaheen	292,433,935	5,750,158	30,262,586
Robert T. Wall	291,282,129	6,901,964	30,262,586
Richard P. Wallace	293,218,876	4,965,217	30,262,586

In addition, the following proposals were voted on and approved at the Annual Meeting:

1.	Proposal to approve an amendment to the 1999 Plan to increase the share reserve thereunder by an additional 7,350,000 shares of common stock.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
249,302,760	48,747,772	133,561	30,262,586

2.	Proposal to approve an amendment to the Purchase Plan to increase the share reserve thereunder by an additional 5,000,000 shares of common stock.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
295,048,492	2,687,719	447,882	30,262,586

3.	Proposal to approve an advisory vote on Named Executive Officer compensation.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
282,776,636	14,910,951	496,506	30,262,586

4.	Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 26, 2013.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
325,301,777	2,798,604	346,298	0

5.	Proposal to consider a stockholder proposal regarding the adoption of a simple majority voting standard for stockholder matters.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
247,415,877	28,469,812	22,298,404	30,262,586

*	Broker nonvotes do not affect the outcome of the election.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of NetApp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC.

Date: September 6, 2012	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of NetApp, Inc.